Exhibit 99.1

NEWS RELEASE
Andy Omiridis, EVP & CFO
AMERISAFE
337.463.9052

AMERISAFE ANNOUNCES 2025 SECOND QUARTER RESULTS

Voluntary Premiums on Policies Written in the Quarter Increased 12.8%

DeRidder, LA – July 24, 2025—AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the second quarter ended June 30, 2025.

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Gross premiums written	$79,704	$76,428	4.3%	$163,488	$156,502	4.5%
Net premiums earned	69,381	68,633	1.1%	138,266	137,079	0.9%
Net investment income	6,691	7,447	-10.2%	13,343	14,813	-9.9%
Net realized gains (losses) on investments (pre-tax)	3,116	(117)	NM	3,118	(339)	NM
Net unrealized gains (losses) on equity securities (pre-tax)	1,829	(58)	NM	(1,323)	4,718	NM
Net income	13,955	10,993	26.9%	22,904	27,918	-18.0%
Diluted earnings per share	$0.73	$0.57	28.1%	$1.20	$1.46	-17.8%
Operating net income	10,048	11,131	-9.7%	21,486	24,459	-12.2%
Operating earnings per share	$0.53	$0.58	-8.6%	$1.12	$1.28	-12.5%
Book value per share	$13.96	$15.78	-11.5%	$13.96	$15.78	-11.5%
Net combined ratio	91.7%	90.5%		90.5%	88.8%
Return on average equity	21.2%	14.6%		17.5%	18.8%

G. Janelle Frost, President and Chief Executive Officer, commented: “We are pleased to report another solid quarter, marked by our fifth straight quarter of growth in gross premiums written. Our voluntary premiums on policies written grew 12.8% through increased policy count and strong retention. We continue to differentiate AMERISAFE in a competitive market through our focus on serving high-hazard employers and their workers with exceptional service and risk management expertise. As we invest in our people and technology, we remain committed to maintaining strong underwriting profitability and delivering long-term value for our shareholders.”

INSURANCE RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
	(in thousands)			(in thousands)
Gross premiums written	$79,704	$76,428	4.3%	$163,488	$156,502	4.5%

Net premiums earned	69,381	68,633	1.1%	138,266	137,079	0.9%
Loss and loss adjustment expenses incurred	40,660	40,624	0.1%	80,819	80,615	0.3%
Underwriting and certain other operating costs, commissions, salaries and benefits	21,746	20,429	6.4%	42,345	39,127	8.2%
Policyholder dividends	1,239	1,049	18.1%	1,873	2,121	-11.7%

Underwriting profit (pre-tax)	$5,736	$6,531	-12.2%	$13,229	$15,216	-13.1%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%		71.0%	71.0%
Prior accident year loss ratio	-12.4%	-11.8%		-12.5%	-12.2%

Net loss ratio	58.6%	59.2%		58.5%	58.8%
Net underwriting expense ratio	31.3%	29.8%		30.6%	28.5%
Net dividend ratio	1.8%	1.5%		1.4%	1.5%

Net combined ratio	91.7%	90.5%		90.5%	88.8%

◾

Voluntary premiums on policies written in the quarter were 12.8% higher than in the second quarter of 2024, driven by stable policy retention, strong premium retention, and robust new business production.

◾	Payroll audits and related premium adjustments contributed an additional $1.5 million to written premiums in the second quarter of 2025, compared to $7.3 million in the second quarter of 2024.

◾

The loss ratio for the second quarter was 58.6%, compared to 59.2% in the second quarter of 2024. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $8.6 million.

◾

The underwriting expense ratio in the quarter was 31.3%, compared to 29.8% in the prior-year quarter. The increase reflects the combination of insurance-based assessments, which added 100 basis points during the quarter, and sustained investment in the business, which continued to drive growth in both premium volume and in-force policy count.

◾	The effective tax rate for the quarter ended June 30, 2025, was 20.1%, which is slightly higher than the 20.0% for the quarter ended June 30, 2024.

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INVESTMENT RESULTS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change
	(in thousands)			(in thousands)
Net investment income	$6,691	$7,447	-10.2%	$13,343	$14,813	-9.9%
Net realized gains (losses) on investments (pre-tax)	3,116	(117)	NM	3,118	(339)	NM
Net unrealized gains (losses) on equity securities (pre-tax)	1,829	(58)	NM	(1,323)	4,718	NM
Pre-tax investment yield	3.3%	3.3%		3.3%	3.3%
Tax-equivalent yield (1)	3.9%	3.8%		3.9%	3.8%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

◾

Net investment income for the quarter ended June 30, 2025, decreased 10.2% to $6.7 million, due to a decrease in investable assets year-over-year as a result of the special dividend in the fourth quarter of 2024. On a consecutive quarter basis, net investment income increased by 60 basis points.

◾	Net realized gains on investments were $3.1 million in the second quarter due to gains on equity securities.

◾	Net unrealized gains on equity securities totaled $1.8 million for the quarter, driven by strong equity market performance.

◾	As of June 30, 2025, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $807.4 million.

CAPITAL MANAGEMENT

During the second quarter of 2025, the Company repurchased 62,757 shares at an average cost (including commissions and excise tax) of $44.55 per share, a total of $2.8 million. Since the inception of our initial share repurchase program in February 2010, we have repurchased 1,745,608 shares at an average cost of $25.69, for a total of $44.8 million. The remaining outstanding share repurchase authorization as of June 30, 2025, was $2.5 million.

On July 23, 2025, the Board reauthorized the share repurchase program that replaces the Company’s prior program, authorizing the repurchase of shares of the Company’s common stock in an aggregate amount of up to $25.0 million.

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The Company also paid a regular quarterly cash dividend of $0.39 per share on June 20, 2025, which represented a 5.4% increase in the quarterly dividend compared with 2024. On July 22, 2025, the Board declared a quarterly cash dividend of $0.39 per share, payable on September 26, 2025, to shareholders of record as of September 12, 2025.

Book value per share on June 30, 2025, was $13.96, an increase of 3.3% from $13.51 on December 31, 2024.

SUPPLEMENTAL INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands, except share and per share data)
Net income	$13,955	$10,993	22,904	$27,918
Less:
Net realized gains (losses) on investments	3,116	(117)	3,118	(339)
Net unrealized gains (losses) on equity securities (pre-tax)	1,829	(58)	(1,323)	4,718
Tax effect (1)	(1,038)	37	(377)	(920)

Operating net income (2)	$10,048	$11,131	21,486	$24,459

Average shareholders’ equity (3)	$263,192	$301,043	$261,456	$296,722
Less:
Average accumulated other comprehensive loss	(7,415)	(9,150)	(8,218)	(8,377)

Average adjusted shareholders’ equity (2)	$270,607	$310,193	$269,674	$305,099

Diluted weighted average common shares	19,119,600	19,146,294	19,120,530	19,171,206
Return on average equity (4)	21.2%	14.6%	17.5%	18.8%
Operating return on average adjusted equity (2)	14.9%	14.4%	15.9%	16.0%
Diluted earnings per share	$0.73	$0.57	$1.20	$1.46
Operating earnings per share (2)	$0.53	$0.58	$1.12	$1.28

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these standard industry financial measures, which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity, and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for July 25, 2025, at 10:30 a.m. Eastern Time to discuss the results for the quarter. To participate in the conference call, dial 786-789-4797 (Conference Code 2260581) at least ten minutes before the call begins.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans, expectations and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance, and include statements regarding management’s current views and expectations of the workers’ compensation insurance market, AMERISAFE’s growth opportunities, underwriting margins and actions by competitors. Investors are cautioned that many of the assumptions upon which these forward-looking statements are based might change after the date the forward-looking statements are made. Actual results may differ materially from the results expressed or implied in the forward-looking statements if the underlying assumptions prove to be incorrect or changes otherwise occur, or as the results of the materialization of risks, uncertainties and other factors impacting the business and operations of the Company, our policyholders or the market value of our investment portfolio. Factors that may affect our results are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to update or revise any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes that arise after the date of this release.

Share repurchases may be effected from time to time pursuant to trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act. The share repurchase program does not obligate the Company to repurchase any shares of the Company’s common stock and may be modified, increased, suspended or terminated at the discretion of the Board. The Board’s determination will depend on a variety of factors, including but not limited to, market conditions and applicable regulatory considerations. It is anticipated that any future repurchases will be funded from available capital.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$79,704	$76,428	$163,488	$156,502
Ceded premiums written	(4,185)	(4,027)	(8,364)	(7,953)

Net premiums written	$75,519	$72,401	$155,124	$148,549

Net premiums earned	$69,381	$68,633	$138,266	$137,079
Net investment income	6,691	7,447	13,343	14,813
Net realized gains (losses) on investments	3,116	(117)	3,118	(339)
Net unrealized gains (losses) on equity securities	1,829	(58)	(1,323)	4,718
Fee and other income	71	(75)	281	48

Total revenues	81,088	75,830	153,685	156,319

Expenses:
Loss and loss adjustment expenses incurred	40,660	40,624	80,819	80,615
Underwriting and other operating costs	21,746	20,429	42,345	39,127
Policyholder dividends	1,239	1,049	1,873	2,121
Provision for investment related credit loss benefit	(12)	(16)	(28)	(33)

Total expenses	63,633	62,086	125,009	121,830

Income before taxes	17,455	13,744	28,676	34,489
Income tax expense	3,500	2,751	5,772	6,571

Net income	$13,955	$10,993	$22,904	$27,918

Basic EPS:
Net income	$13,955	$10,993	$22,904	$27,918

Basic weighted average common shares	19,038,360	19,083,232	19,037,339	19,102,700
Basic earnings per share	$0.73	$0.58	$1.20	$1.46
Diluted EPS:
Net income	$13,955	$10,993	$22,904	$27,918

Diluted weighted average common shares:
Weighted average common shares	19,038,360	19,083,232	19,037,339	19,102,700
Restricted stock and RSUs	81,240	63,062	83,191	68,506

Diluted weighted average common shares	19,119,600	19,146,294	19,120,530	19,171,206
Diluted earnings per share	$0.73	$0.57	$1.20	$1.46

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Investments	$758,888	$788,778
Cash and cash equivalents	48,465	44,045
Amounts recoverable from reinsurers	115,771	117,019
Premiums receivable, net	166,344	142,659
Deferred income taxes	20,073	19,448
Deferred policy acquisition costs	21,149	19,151
Other assets	24,424	26,691

	$1,155,114	$1,157,791

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$624,095	$651,309
Unearned premiums	138,784	121,926
Insurance-related assessments	17,386	14,852
Other liabilities	109,279	112,363
Shareholders’ equity	265,570	257,341

Total liabilities and shareholders’ equity	$1,155,114	$1,157,791

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